                                                                 Exhibit 10 (w)


                              PUC DOCKET NO. 25230

STIPULATION AND JOINT                SS.                    BEFORE THE
APPLICATION FOR                      SS.             PUBLIC UTILITY COMMISSION
APPROVAL THEREOF                     SS.                     OF TEXAS


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF, INCLUDING
        -----------------------------------------------------------------
                      REQUEST FOR EXPEDITED INTERIM RELIEF
                      ------------------------------------

TO THE HONORABLE PUBLIC UTILITY COMMISSION OF TEXAS:

     NOW COMES TXU Electric Company ("TXU Electric" or "Company"), on behalf of itself, its affiliates, and its successors in interest; the Commission Staff ("Staff"); the Office of Public Utility Counsel ("OPC"); the Cities Served by TXU Electric; Texas Industrial Energy Consumers; Texas Retailers Association; and AES New Energy; all hereinafter referred to as the "Joint Applicants," and announce that they have reached a settlement of numerous issues concerning the Company's transition to competition and related Commission and judicial proceedings. Entry of a Commission order adopting this Stipulation and Joint Application for Approval Thereof, Including Request for Expedited Interim Relief ("Stipulation") is in the public interest for the following reasons:

o implementation of the major transition provisions of 1999 Senate Bill No. 7 for TXU Electric, its affiliates, and its successors in interest will be completed without the need for lengthy and costly litigation;

o the costs and benefits resulting from the resolution of the issues are reasonably and fairly shared among TXU Electric and all customer classes; and

o all customers of TXU Electric and its successors will have certainty with respect to the matters agreed to herein.

The Stipulation includes the following provisions:

o TXU Electric's stranded costs, not including regulatory assets, are $0.0, including amounts otherwise recoverable as environmental clean-up costs underss.39.263 of the Public Utility Regulatory Act ("PURA");

o customers will not make any payment as a result of the wholesale "clawback" provided in PURA ss. 39.262(d)(2);


         STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 1
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o    TXU Electric's successor transmission and distribution ("T&D") utility will provide a nonbypassable excess mitigation credit in a total amount of $350 million during 2002 and 2003;

o T&D rates of TXU Electric's affiliated T&D utility account for the reversal of depreciation redirection previously accomplished by TXU Electric in 1998, 1999, 2000, and 2001;

o customers of TXU Electric will bear no additional costs associated with TXU Electric's repurchase of the minority owners' interests in Comanche Peak Steam Electric Station;

o TXU Electric will be entitled to recover its regulatory assets through the issuance of $1.3 billion of transition bonds and will not seek any additional recovery of those regulatory assets;

o TXU Electric's fuel cost recovery, including the recovery of the Company's December 31, 2001 unrecovered fuel cost balance and the reconciliation of fuel costs incurred from July 1998 through December 31, 2001, is resolved;

o the determination of a retail "clawback" credit to be instituted on January 1, 2004 that will be applied as a discount to retail delivery rates if certain conditions are met, is simplified; and

o numerous ongoing litigated disputes and appeals in matters affecting TXU Electric's rates and stranded cost recovery are resolved and additional disputes and appeals that would arise if this Stipulation were not approved are avoided.

The matters addressed in this Stipulation include, but are not limited to, the following:

o Remand of Docket No. 21527 (Application of TXU Electric Company for Financing Order to Securitize Regulatory Assets and Other Qualified Costs), PUC Docket No. 24892 (the remand from the Texas Supreme Court of TXU Electric's application for a financing order);

o except as expressly provided in Paragraphs V(14) and VII herein, all issues resolved by the Commission's final Order in Application of TXU Electric Company for Approval of Unbundled Cost of Service Rate Pursuant to PURA ss.
     39.201 and Public Utility Commission Substantive Rule ss. 25.344, PUC


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 2
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     Docket No. 22350, SOAH Docket No. 473-00-1015 (TXU Electric's UCOS case);

o Remand of Docket No. 9300 (Application of Texas Utilities Electric Company for Authority to Change Rates), PUC Docket No. 22652, SOAH Docket No. 473-00-1968 (the remand from the Texas Supreme Court related to the Comanche Peak minority owner disallowance);

o TXU Electric Company v. Public Utility Commission of Texas, Cause No. GN0-02885 in the Travis County District Court, 353rd Judicial District (TXU Electric's appeal of Order Nos. 14 and 17 in PUC Docket No. 22344);

o TXU Electric Company v. Public Utility Commission of Texas, Cause No. GN0-03687 in the Travis County District Court, 200th Judicial District (TXU Electric's appeal of the Commission's Order on Certified Issues in PUC Docket No. 22350);

o TXU Electric Company v. Public Utility Commission of Texas, Cause No. GN1-03171 in the Travis County District Court, 345th Judicial District (TXU Electric's appeal of the Commission's Interim Orders in PUC Docket No. 22350);

o TXU Electric Company v. Public Utility Commission of Texas, Cause No. GN1-03825 in the Travis County District Court, 53rd Judicial District (TXU Electric's appeal of the PUC Docket No. 23806 order concerning the Company's 2000 annual report of costs and revenues);

o Texas Utilities Electric Company v. Public Utility Commission of Texas, Cause No. 96-10874 in the Travis County District Court, 261st Judicial District (the appeal of the Commission's adoption of an integrated resource planning rule in PUC Project No. 15166);

o In re: TXU Electric Company, No. 01-0547 in the Supreme Court of Texas (Writ of Mandamus action concerning excess mitigation credit); and

o    any appeal by TXU Electric of the Commission's adoption of Substantive Rule
     25.263 (the true-up rule adopted in PUC Project No. 23571).


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 3
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                                       I.

     The Joint Applicants and their authorized representatives are as shown in the signature blocks set forth at the end of this Stipulation.

                                       II.

     The Commission has jurisdiction over the parties and the subject matter of this Stipulation by virtue of Sections 14.001, 32.001, 32.102, 33.002(b), 36.001, 36.003, 39.001(b), 39.001(d), 39.051, 39.154(e), 39.201, 39.202(c),
39.252, 39.257, 39.262, 29.263 and Subchapter G of the Public Utility Regulatory Act, Title 2 of the Texas Utilities Code ("PURA").

                                      III.

     All of the customers and classes of customers of TXU Electric and its affiliated T&D utility in all territories historically served by TXU Electric will be affected if this Stipulation is approved; provided, however, that this Stipulation will not affect customers located in the certificated service area of TXU SESCO that will receive delivery service over the facilities of TXU Electric's affiliated T&D utility on and after January 1, 2002.

                                       IV.

     The Joint Applicants, after extensive negotiations, have reached a compromise and settlement to resolve numerous issues related to the transition to retail competition, including the true-up proceedings provided in PURA ss.ss. 39.201, 39.202(c), and 39.262, which they urge the Commission to accept. The Joint Applicants' support of this Stipulation is expressly contingent upon the Commission's issuing orders that are in all respects consistent with this Stipulation, as provided in Exhibits A, B, and C(1) to this Stipulation, and that include, inter alia, Commission findings that this Stipulation is in the public interest and that it is in the public interest that neither TXU Electric nor any of its affiliates or successors in interest shall participate in any manner in any proceeding related to TXU Electric, its affiliates, or its successors in


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(1) Issuance of an order as provided in Exhibit C will be necessary only if the
Supreme Court grants the Company's petition for writ of mandamus in Cause No. 01-0547.


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 4
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interest pursuant to PURA ss.ss. 39.201(l), 39.202(c), or 39.262 (except for the compliance filing specifically described herein in Paragraph V(20)). This Stipulation reflects a compromise settlement and accommodation among the Joint Applicants, and all Joint Applicants agree and represent that the terms and conditions herein are interdependent and no one of them is bound by any portion of this Stipulation outside the context of the Stipulation as a whole.
Therefore, if any final order in this Docket is inconsistent with this Stipulation in any respect, then any party hereto that is adversely affected by that inconsistency has the right and option of withdrawing its consent to this Stipulation at any time no later than five business days after the date upon which an order issued in this proceeding becomes final under Texas Government Code ss. 2001.144 and shall retain all legal rights as if that party had not been a party to this Stipulation. If TXU Electric withdraws its consent pursuant to the preceding sentence, such withdrawal shall immediately, without further action by any of the other Joint Applicants, render this Stipulation null and void, thereby releasing all of the Joint Applicants from all commitments and obligations contained herein and entitling all Joint Applicants to pursue their legal rights and remedies as if they had not been a party to this Stipulation.

                                       V.

     The Joint Applicants hereby stipulate and agree as follows and request the Commission to find and order the following:

     (1) That TXU Electric is entitled to have the Commission issue a financing order identical to the financing order attached hereto as Exhibit B (with the exception of certain procedural statements and Findings of Fact Nos. 15B, 15C, 16A, and 17A therein, which must be completed before adoption) that empowers TXU Electric or its successor or assign to issue $1.3 billion of transition bonds to securitize its generation-related regulatory assets as reported by TXU Electric in its 1998 annual report on SEC Form 10-K as regulatory assets and liabilities and other qualified costs. Such financing order shall be identical to the financing order previously issued by the Commission


STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 5
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          in PUC Docket No. 21527 with the exception that portions are revised to conform to the mandate of the Supreme Court of Texas issued in Cause No. 00-00936 and to revise the total dollar amount of authorized transition bonds and the period in which such bonds may be issued to conform to this Stipulation. TXU Electric will be authorized to issue up to $500 million in transition bonds immediately upon the entry of the financing order and to issue the remainder of the transition bonds on or after January 1, 2004 consistent with the requirements of Exhibit B. The transition charge ("TC") to be implemented by TXU Electric's successor T&D utility to collect the costs of the initial issuance of transition bonds and qualified costs shall be designed so that the annual amount collected under the TC in 2002 and 2003 shall not exceed the annual amount that would have been collected under a TC that would have been authorized by the Commission's Order issued on May 1, 2000 in PUC Docket No. 21527, using the interest rate assumed in the expected case scenario in that Order. Further, the TC shall be designed so that the difference between the amounts recovered under the TC in 2002 and 2003 and the amount that would have been recovered under the TC in 2002 and 2003 if the TC were designed as a mortgage-type amortization shall be recovered in years 2004, 2005, and 2006.

     (2) That, pursuant to PURA ss. 39.303(f), such financing order shall not be subject to rehearing and any appeal of any issue addressed in such financing order shall be entitled to expeditious treatment as specified in PURA ss. 39.303(f).

     (3) That TXU Electric will amortize the full $1,840,797,221 of retail generation-related regulatory assets over a period of time determined by the Company in consultation with its auditors but not to exceed the life of the securitization bonds.

     (4) That TXU Electric will not seek further recovery of its $1,840,797,221 of retail generation-related regulatory assets and that this Stipulation resolves all issues related to those regulatory assets.


STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 6
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     (5)  That TXU Electric will not seek recovery of non-regulatory-asset stranded costs as defined in PURA ss. 39.251, that TXU Electric is not required to quantify its stranded costs using the methods specified in PURA ss. 39.262(h), and that TXU Electric's non-regulatory-asset stranded costs are conclusively determined to be $0.0 and are not subject to reconsideration in any future proceeding.

     (6) That this Stipulation resolves all issues related to TXU Electric's stranded costs, and neither TXU Electric nor any of its affiliates or successors in interest will have any obligation to return, refund, or account for any positive excess of the market value of generation assets over the net book value of those generation assets.

     (7) That the Joint Applicants will not advocate a change in the law or take a position in any proceeding that would affect this Stipulation or require TXU Electric, its affiliates, or its successors in interest to return any positive excess of the market value of its generation assets over the net book value of those assets, except that this Stipulation is not intended to otherwise impair the ability of the Commission and OPC to communicate with the Texas Legislature. If the Texas Legislature, the United States Congress, or any court considers changing or interpreting the law in a manner that would require TXU Electric, its affiliates, or its successors in interest to return any positive excess of the market value of generation assets over the net book value of those assets, then the Joint Applicants agree that this Stipulation may be used as conclusive evidence demonstrating the intent of the Joint Applicants, individually and jointly, to permanently address and resolve TXU Electric's, its affiliates', and its successors in interest's recovery of stranded costs and all issues surrounding any positive excess of the market value of generation assets over the net book value of those assets, irrespective of future legislation or court decision. The Joint Applicants will not, by agreeing to this Stipulation, be otherwise precluded from communicating with the Legislature in a manner that does not conflict with this Stipulation.


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 7
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     (8)  That, if, pursuant to a change in the law or otherwise, the Commission or any entity initiates a proceeding that would in any manner establish or implement a requirement that TXU Electric or any of its affiliates or successors in interest return, refund, or account for any positive excess of the market value of generation assets over the net book value of such assets, the Joint Applicants shall not advocate any position in support of any such requirement; provided, however, that this provision shall not preclude Staff or OPC from taking action that is mandatory and non-discretionary pursuant to a law enacted after the date this Stipulation is filed at the Commission.

     (9) That this Stipulation fully and finally resolves all issues concerning the stranded costs of TXU Electric, its affiliates, and successors in interest. Consequently, the Joint Applicants will not advocate, in any manner in any forum, that TXU Electric or any of its affiliates or successors in interest should be required to participate in any manner in any proceeding to finalize or true-up the stranded costs of TXU Electric, its affiliates, or successors in interest pursuant to PURAss.ss. 39.201(l) or 39.262 (except for the compliance filing specifically described herein in Paragraph V(20)); provided, however, that this provision shall not preclude Staff or OPC from taking action that is mandatory and non-discretionary pursuant to a law enacted after the date this Stipulation is filed at the Commission.

     (10) That TXU Electric will reverse the previously redirected depreciation of transmission and distribution to generation plant as provided in the Commission's final Order in PUC Docket No. 22350 ("UCOS Order").

     (11) That TXU Electric will not seek environmental retrofit stranded cost recovery as provided in PURA ss.ss. 39.263 and 39.264.

     (12) That any plants that are modified in accordance with PURA ss. 39.264 will, pursuant to PURA ss. 39.154(e), for purposes of calculating the numerator specified in PURA ss. 39.154, reduce the installed generation capacity owned and controlled by TXU Electric's affiliated power generation company by the installed generation capacity of any


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 8 such modified grandfathered facility that is within an ozone nonattainment area as of September 1, 1999.

     (13) That, as reflected in proposed Rider TC (attached hereto as Exhibit
          D), the transition charge related to the securitization referred to in Paragraph V(1) will be collected utilizing the bond structure, rate design, and cost allocation provided in the proposed financing order attached as Exhibit B.

     (14) That the proposed Rider EMC, attached hereto as Exhibit E, be approved on an interim basis effective the first billing cycle of January 2002 (i.e., applicable to electricity service on and after January 1, 2002) and on a final basis effective the first billing cycle immediately following the Commission's approval of this Stipulation. Rider EMC will implement an excess mitigation credit ("EMC") in a total amount of $350,000,000 plus interest on the unamortized balance accrued at an annual rate of 7.5 percent, such that all principal and interest is accounted for and returned to retail electric providers based on a monthly amortization through December 31, 2003. Such EMC will apply in lieu of, and will wholly replace and supersede, the EMC authorized in the UCOS Order.

     (15) That the first $320,395,070 of the EMC described in Paragraph V(14) will be allocated on the same basis as specified for the EMC authorized in the UCOS Order except that the maximum EMC factor for the Transmission Service EMC Class as shown on Rider EMC (attached hereto as Exhibit E) shall be $1.360/kW and any amount of the first $320,395,070 of the EMC that would have otherwise been allocated to the Transmission Service EMC Class shall be allocated to the Primary Service EMC Class; $11,397,534 of the EMC described in Paragraph V(14) will be allocated to the Primary Service EMC Class to correct the transposition of base revenues between rate classes that resulted in the computational error in the Commission's determination of EMC allocation factors in the UCOS Order (as discussed in Assignment of Error No. 1 in TXU Electric's October 23, 2001 Motion for Rehearing in PUC Docket No. 22350); and the remainder of the EMC described in Paragraph V(14) shall be allocated as if the computational error in


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 9
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          the Commission's determination of allocation factors in the UCOS Order were corrected as specified by TXU Electric in its October 23, 2001 Motion for Rehearing in PUC Docket No. 22350.

     (16) That because this Stipulation resolves all issues related to stranded costs and excess mitigation, the Company is not required to file an annual report pursuant to PURA ss. 39.257 for the year 2001.

     (17) That, as a result of this Stipulation, notwithstanding the Commission's Substantive Rule 25.263 or any other applicable law, there is no need for the Company, its affiliated retail electric provider, its affiliated power generation company, its affiliated T&D utility, and any other affiliates or successors in interest to file a proceeding to finalize stranded costs pursuant to PURA ss.ss. 39.262(c) and 39.201(l); a final fuel reconciliation as required by PURA ss. 39.202(c); or a true-up proceeding pursuant to PURA ss. 39.262(d), (e), (f), and (g), except for the compliance filing specified in Paragraph V(20) related to the retail clawback specified in PURA ss. 39.262(e).

     (18) That if, for any reason, it is determined by a court of competent jurisdiction that TXU Electric, its affiliates, or its successors in interest must file or participate in any proceeding to finalize stranded costs pursuant to PURA ss.ss. 39.262(c) and 39.201(l); a final fuel reconciliation as required by PURAss. 39.202(c); or a true-up proceeding pursuant to PURAss. 39.262(d), (e), (f), and (g), the Commission's order approving this Stipulation shall be considered a determination that TXU Electric's non-regulatory-asset stranded costs are $0.0 and the Joint Applicants shall be limited to advocating the positions contained in this Stipulation, including without limitation the agreement that TXU Electric has no non-regulatory-asset stranded costs - that is, that there is no positive excess of net book value of TXU Electric's generation assets over the market value of those assets and there is no positive excess of market value of TXU Electric's generation assets over the net book value of those assets, so TXU Electric has no positive non-regulatory-asset stranded costs


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 10 and no "negative stranded costs," however such term may be construed.

     (19) That, except as expressly provided herein in Paragraphs V(14) and VII, the Joint Applicants to this Stipulation intend for this Stipulation to constitute a final, binding resolution of all issues addressed herein that will resolve all issues related to: the unbundling required by PURA ss. 39.051 (by virtue of the Joint Applicants agreeing to not appeal the unbundling issues resolved by the UCOS Order); the securitization of regulatory assets; the final determination of stranded costs; the recovery of unrecovered fuel balances; the final fuel reconciliation; the determination of over-earnings; and all other issues associated with the true-up proceedings anticipated by PURA ss.ss. 39.201(l), 39.202(c), and
          39.262. As a result, the Joint Applicants to this Stipulation agree that--

          (i) they will not initiate or support in any fashion; and

          (ii) except for Staff, will jointly file to dismiss-- any matter, proceeding, or action that would require the Company or any of its affiliates or successors in interest to file or litigate issues:

               (a) in any way related to or deriving from the requirements of PURA ss.ss. 39.051, 39.201, 39.202(c), or 39.262 as such requirements pertain to TXU Electric, its affiliates, or its successors in interest; or

               (b) in any way related to or affecting any other issue addressed herein;

          provided, however, that this provision shall not preclude Staff or OPC from taking action that is mandatory and non-discretionary pursuant to a law enacted after the date this Stipulation is filed at the Commission.

     (20) That, with respect to the reconciliation required by PURA ss. 39.262(e), if TXU Electric's affiliated retail electric provider has not satisfied the 40% loss of customer load test of PURA ss. 39.202(e)(1) or (2) before January 1, 2004, then on January 1, 2004, TXU Electric's affiliated retail electric provider will begin paying to TXU Electric's affiliated T&D utility a Retail Clawback Credit ("RCC") related to such residential or small commercial customer class, to be paid over 24 months using the procedures specified in


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 11
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          Rider RCC (attached hereto as Exhibit F). The total amount of the aggregate RCC payments will be based on the following calculation:

          (a) the number of residential or small commercial customers served by TXU Electric's affiliated T&D utility that are buying electricity from TXU Electric's affiliated retail electric provider at the price to beat on January 1, 2004, as indicated by ERCOT;

          (b) minus the number of new customers who are buying electricity from TXU Electric's affiliated retail electric provider and are not served by TXU Electric's affiliated T&D utility on January 1, 2004, as indicated by ERCOT;

          (c) multiplied by $90.

          For purposes of the RCC calculation, the term "small commercial customer" shall not include unmetered lighting accounts unless such an account has historically been treated as a separate customer for billing purposes. For purposes of the RCC calculation, the number of customers shall be determined in accordance with Commission Substantive Rule 25.263. Because this Stipulation finally and completely resolves the determination of stranded costs and the calculation of the RCC, no other provision of Commission Substantive Rule 25.263 shall apply to TXU Electric, its affiliates, or successors in interest. The Company will make a compliance filing to demonstrate the calculation described above. The only issues to be determined in the administrative review of that compliance filing are whether TXU Electric correctly determined the number of customers on which to base the RCC calculation and whether TXU Electric correctly calculated the total RCC amount by subtracting (b) from (a) and multiplying the result by $90. TXU Electric's affiliated T&D utility will apply the credit specified in this paragraph to the retail electric providers serving customers in the residential or small commercial price to beat classes. The Joint Applicants agree that Exhibit F to this Stipulation, Rider RCC, should be approved. At any time during any effective period of the RCC, if the Commission modifies the residential or small commercial price to beat of the TXU affiliate REP for any reason other than a fuel factor adjustment, the RCC shall be


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 12 incorporated into the calculation of such modification.

     (21) That, notwithstanding Paragraph V(20), to the extent TXU Electric's affiliated retail electric provider has satisfied the requirements of PURA ss. 39.202(e)(1) or (2) or both before January 1, 2004, then TXU Electric`s affiliated REP will not pay an RCC for the residential or small commercial class or both, as appropriate.

     (22) That TXU Electric will not further seek recovery of its December 31, 2001 balance of unrecovered eligible fuel expense.

     (23) That, except as specifically provided by Paragraph V(14), the Commission's order in this proceeding shall not affect the Commission's final UCOS Order.

     (24) That TXU Electric and its affiliated T&D utility will not seek any change in base transmission and distribution rates that would take effect before January 1, 2004, provided that TXU Electric or its affiliated T&D utility shall not be precluded from:

          (i) revising at any time its transmission rates to reflect changes in invested capital pursuant to Commission Substantive Rule 25.192(g) and Finding of Fact No. 23A in Section III.F.2.e of the Commission's final UCOS Order;

          (ii) updating at any time its Transmission Cost Recovery Factor pursuant to Commission Substantive Rule 25.193; or

          (iii) updating its rates to reflect plant actually in service on December 31, 2002 pursuant to Ordering Paragraph 6 in Section V.D of the Commission's final UCOS Order.

     (25) That the Commission should issue orders in this proceeding as provided in Exhibits A, B, and C(2) to this Stipulation.

     (26) That because the Joint Applicants have, in conjunction with agreeing to this Stipulation, agreed to voluntarily relinquish certain rights to contest the Commission's final Order in TXU Electric's UCOS case

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(2) Issuance of an order as provided in Exhibit C will be necessary only if the
Supreme Court grants the Company's petition for writ of mandamus in Cause No. 01-0547.


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 13

          (Docket No. 22350) if certain specified conditions are satisfied, that final UCOS Order should be considered a settlement of the issues in TXU Electric's UCOS case, and the Commission's final UCOS Order in Docket No. 22350 should not be regarded by the Commission as binding precedent in future proceedings as to the appropriate principles or methodologies for resolving such issues.


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 14

                                       VI.

                      REQUEST FOR EXPEDITED INTERIM RELIEF

     Should the Supreme Court of Texas grant the Company's petition for writ of mandamus in Cause No. 01-0547, in accordance with PURA ss. 36.104 and Commission Substantive Rules 22.5, 22.125(c), and 25.241(i), the Joint Applicants respectfully request that the Commission immediately issue an order in this proceeding that is consistent with Exhibit C so that the EMC contemplated by this Stipulation and the T&D rates established in the final UCOS Order will be effective the first billing cycle of January 2002. As more fully described herein, the implementation in January 2002 of the EMC and the T&D rates established in the UCOS Order are essential to the Stipulation.(3) If the Supreme Court of Texas grants the Company's petition, that will invalidate the excess mitigation credit established in the Commission's final UCOS Order. In the absence of an immediate order authorizing the implementation of an EMC in accordance with the negotiated settlement embodied in this Stipulation, TXU Electric and its successor T&D utility would be without authority to implement Rider EMC as proposed in this Stipulation.(4) Furthermore, if the Supreme Court grants the Company's petition, that will invalidate the Commission's directive in the UCOS Order that TXU Electric reverse the redirection of depreciation that TXU Electric had accomplished for the years 1998, 1999, 2000, and 2001. Thus, in the absence of an order from the Commission authorizing TXU Electric to voluntarily, as part of the Stipulation, implement T&D rates as specified in the UCOS Order (i.e., including the effect of reversing the previously accomplished redirection of depreciation), TXU Electric and its successor T&D utility would be without authority to offer T&D service at the UCOS Order T&D rates.


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(3) Tariffs to implement the T&D rates established in the final UCOS Order were approved in TXU Electric's compliance filing (PUC Tariff Control No. 23921) on December 10, 2001 and shall be referred to herein as the "UCOS Order T&D rates."

(4) PURA ss. 36.004(a); PUC Subst. R. 25.241(b) ("No utility shall directly or indirectly offer any service, collect any rate or charge, give any compensation or discount to a customer, or impose any classification, practice, or regulation different from that which is prescribed in its effective tariff filed with the commission.").


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 15

     The Joint Applicants agree that in such event good cause would exist to support the immediate issuance of an order that will implement Rider EMC and the UCOS Order T&D rates on an interim basis effective the first billing cycle in January 2002 for, inter alia, the following reasons:

o In the absence of such immediate interim relief, the competitive retail market would open in January 2002 without an EMC in effect;

o In the absence of such interim relief, the competitive market would open in January 2002 with higher T&D rates in effect than would be in effect if reversal of the previously accomplished depreciation redirection were accounted for, as in the UCOS Order T&D rates;

o Implementation of the EMC proposed in this Stipulation will provide more "headroom" than would exist without the EMC;

o Using the UCOS Order T&D rates will also provide more "headroom" than would exist if the effect of reversal of previously accomplished depreciation redirection were not taken into account in establishing T&D rates;

o By providing more "headroom," the implementation of Rider EMC and the UCOS Order T&D rates in January 2002 will make the initial competitive Texas retail electricity market more attractive to competitive REPs, thus providing customers with more choices for electricity service in the first years of competition;

o There would be an imperative public necessity that the Commission take immediate action to implement Rider EMC and the UCOS Order T&D rates on an interim basis, so that the Stipulation would not immediately fail of its own force and effect, which would otherwise happen by the terms of the Stipulation if the EMC and UCOS Order T&D rates are not implemented in January 2002;

o Preventing the Stipulation from failing would be in the public interest because that will ensure that the Commission will have the opportunity to continue processing this docket and will thus have the opportunity to consider the terms of the Stipulation as a whole on its merits;


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 16

o Implementation of the Stipulation as a whole, including the EMC, will ensure that customers will bear no charges for recovery of the Company's non-regulatory-asset stranded costs or the Company's unrecovered fuel balance;

o Rider EMC as proposed in this Stipulation and the UCOS Order T&D rates are supported by all the Joint Applicants, who collectively represent the interests of a broad range of stakeholders in the Texas electricity market;

o Because the Supreme Court had not issued any decision concerning the Company's petition at the time that this agreement was being finalized among the Joint Applicants and because the EMC and the T&D rates in the Commission's final UCOS Order will go into effect if the Supreme Court does not grant the Company's petition, it was impossible for the Joint Applicants as a group to definitively anticipate the need for and to request the immediate interim relief being requested until immediately prior to finalizing and filing this Stipulation;

o Only the Commission can grant the requested relief, since TXU Electric or its successor T&D utility would need an order authorizing the Rider EMC tariff and the UCOS Order T&D rate tariffs in order to lawfully implement those tariffs;

o The Joint Applicants' request would be necessitated by changed circumstances that include the final resolution of this settlement agreement among the Joint Applicants and the ruling by the Supreme Court of Texas if the Supreme Court grants the Company's petition;

o Granting the interim relief requested would allow the retail market to open with nonbypassable charges and T&D rates that will be lower than they would be in the absence of such immediate interim relief;

o An immediate order approving the implementation of Rider EMC and the UCOS Order T&D rates effective the first billing cycle in January 2002 would be necessary to allow TXU Electric or its successor T&D utility to effect uniform system-wide rates that incorporate the effect of the EMC and the UCOS Order T&D rates proposed in this Stipulation; and


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 17

o Expedited action by the Commission to implement an interim rate or a refunding mechanism, especially in conjunction with a settlement agreement, is consistent with Commission precedent.(5)

     Additionally, the Joint Applicants agree that, pursuant to Commission Substantive Rule 22.125(e), interim Rider EMC and the UCOS Order T&D rates should be subject to surcharge if the Commission does not approve the Stipulation or to the extent that the Commission's final orders in this proceeding do not establish an EMC or establish charges or T&D rates that differ from the interim Rider EMC or the UCOS Order T&D rates.

                                      VII.

     Upon entry of final orders fully consistent with this Stipulation that resolve all matters discussed in this Stipulation as specified herein and upon expiration of all rights to appeal such orders or completion of any and all appellate and remand proceedings regarding such orders, so that all matters discussed in this Stipulation are resolved as specified herein with complete finality, the Joint Applicants, except Staff, stipulate and agree that they will promptly seek dismissal or agree not to seek:

          (a) TXU Electric Company v. Public Utility Commission of Texas, Cause No. GN0-02885 in the Travis County District Court, 353rd Judicial District;

          (b) TXU Electric Company v. Public Utility Commission of Texas, Cause No. GN0-03687 in the Travis County District Court, 200th Judicial District;

          (c) TXU Electric Company v. Public Utility Commission of Texas, Cause No. GN1-03171 in the Travis County District Court, 345th Judicial District;

          (d) In re: TXU Electric Company, Relator; No. 01-0547; In The Supreme Court Of Texas;

----------
(5) E.g., Application of Texas-New Mexico Power Company for Approval of Transition Plan and Statement of Intent to Decrease Rates, PUC Docket No. 17751, 1998 Tex. PUC LEXIS 6 (Sept. 4, 1998); Petition of West Texas Utilities for Exception and Order of Refund, PUC Docket No. 6367, 11 P.U.C. Bull. 493 (July 29, 1985).

        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 18

          (e) Remand of Docket No. 9300 (Application of Texas Utilities Electric Company for Authority to Change Rates), PUC Docket No. 22652;

          (f) If not consolidated with this proceeding, Remand of Docket No. 21527 (Application of TXU Electric Company for Financing Order to Securitize Regulatory Assets and Other Qualified Costs), PUC Docket No. 24892;

          (g) Except as expressly provided in this Paragraph VII, any appeal of the Commission's final Order in TXU Electric's UCOS case (PUC Docket No. 22350), including TXU Electric Company v. Public Utility Commission of Texas, Cause No. GN1-04114 in the Travis County District Court, 98th Judicial District;

          (h) TXU Electric Company v. Public Utility Commission of Texas, Cause No. GN1-03825 in the Travis County District Court, 53rd Judicial District (TXU Electric's appeal of the Commission's Docket No. 23806 order concerning the Company's 2000 annual report of costs and revenues);

          (i) Texas Utilities Electric Company v. Public Utility Commission of Texas, Cause No. 96-10874 in the Travis County District Court, 261st Judicial District (the appeal of the Commission's adoption of an integrated resource planning rule in Project No. 15166); and

          (j) any appeal by TXU Electric of the Commission's adoption of Substantive Rule 25.263 (the true-up rule adopted in Commission Project No. 23571).

     During the pendency of this proceeding and any appeal or remand of the Commission orders issued in this proceeding, each appeal, remand, or other proceeding listed in this Paragraph VII shall proceed, except that TXU Electric shall, after the filing of this Stipulation, seek to abate PUC Docket No. 22652 (the remand of PUC Docket No. 9300). Additionally, TXU Electric retains the right to respond to and defend any appeal brought by OPC pursuant to this Paragraph VII or any appeal or continuation of litigation brought or maintained by a party to any of the proceedings listed above who is not a Joint Applicant. OPC retains the right to appeal the Commission's determinations in the final Order in TXU Electric's UCOS case (PUC Docket No. 22350) concerning: the calculation of authorized energy efficiency costs (Findings of Fact Nos. 112 and 113 in Section III.F.3.m.i); authorization for use of an "environmental adder"


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 19

(Findings of Fact Nos. 114 and 115 in Section III.F.3.m.i); the inclusion in cost of service of existing demand-side management contracts (Findings of Fact Nos. 117 and 118 in Section III.F.3.m.ii); the allocation of nuclear decommissioning costs (Finding of Fact No. 190 in Section III.F.5.vii); and the allocation of IDR meter costs to residential customers (Findings of Fact Nos. 157 through 164 in Section III.A.3.c.ii). Further, OPC retains the right to re-assert its position regarding the allocation of local gross receipts taxes (Finding of Fact No. 157 in Section III.F.5.i) if any non-settling party appeals that issue. This Stipulation does not alter the Commission's right and duty to participate in any case for judicial review of a Commission order, rule, decision, or other action.

                                      VIII.

     The Joint Applicants, except Commission Staff, are contractually bound by this Stipulation. Although not contractually bound, the Commission Staff agrees to advocate the positions contained in this Stipulation in any Commission proceeding concerning or affecting the issues addressed herein. The Joint Applicants further agree: (1) to urge the Commission to consider and approve this Stipulation as quickly as possible; and (2) to participate in this proceeding and actively advocate the approval of this Stipulation.

                                       IX.

     Except as otherwise provided in this Paragraph IX, the Joint Applicants further agree that if a reviewing court determines, for any reason, that a Commission order adopting this Stipulation is invalid or unenforceable, the Joint Applicants, except Commission Staff, shall nonetheless be contractually bound by this Stipulation and shall advocate or not oppose the positions contained in this Stipulation in any proceeding concerning or affecting the issues settled by this Stipulation, including without limitation the securitization of TXU Electric's regulatory assets, the quantification of TXU Electric's, its affiliates', or its successors in interest's stranded costs, the final resolution of fuel-related cost recovery, the amount of an EMC, and the methodology for determination of an RCC. Although not contractually bound, the Commission Staff agrees to advocate the positions contained in this Stipulation


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 20 in any Commission proceeding concerning or affecting the issues settled by this Stipulation, including without limitation the securitization of TXU Electric's regulatory assets; the quantification of TXU Electric's, its affiliates', or its successors in interest's stranded costs; the final resolution of fuel-related cost recovery; the amount of an EMC; and the methodology for determination of an RCC. This Paragraph IX shall not bind the Staff or OPC to advocate any position that a reviewing court has determined to be unlawful or contrary to PURA.

                                       X.

     The Joint Applicants expressly acknowledge and agree that oral and written statements made by any party or its representative during the course of settlement negotiations that led to this Stipulation or during the course of this proceeding cannot be used or portrayed as an admission or concession of any sort and shall not be admissible as evidence in this or any other proceeding in any forum. Notwithstanding the preceding sentence, however, the Joint Applicants further expressly acknowledge and agree that if the Commission issues orders satisfying the conditions expressed in Paragraphs IV, V, and VI herein, this Stipulation shall be binding upon the Joint Applicants and each and every element of this Stipulation, including without limitation the agreements that TXU Electric's non-regulatory-asset stranded costs shall conclusively and finally be determined to be $0.0, and that neither TXU Electric nor its affiliates or successors in interests shall be required to return, refund, or account for any positive excess of the market value of generation assets over the net book value of such assets, shall constitute a judicial admission of each Joint Applicant to that effect, which shall be admissible in any proceeding in any forum.

                                       XI.

     Each person executing this Stipulation represents that he or she is authorized to sign this Stipulation on behalf of the party represented. Facsimile copies of signatures are valid for purposes of evidencing this


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 21

Stipulation, and this Stipulation may be executed in multiple counterparts.

                                      XII.

     TXU Electric will provide notice of this Stipulation and this proceeding to all parties in PUC Dockets Nos. 22350, 22652, 23806, and 24892; Cause No. GN0-02885 in the Travis County District Court, 353rd Judicial District; and Cause No. 96-10874 in the Travis County District Court, 261st Judicial District. Additionally, TXU Electric will publish notice of the Stipulation and this proceeding, in the form attached as Exhibit G, once each week for four consecutive weeks in newspapers of general circulation in each county in which TXU Electric is certificated to provide electric service.

                                      XIII.

     Because approval of this Stipulation and issuance of a financing order as attached in Exhibit B will resolve the issues presented in PUC Docket No. 24892, Remand of Docket No. 21527 (Application of TXU Electric Company for Financing Order to Securitize Regulatory Assets and Other Qualified Costs), the Joint Applicants request that the Commission consolidate that Docket No. 24892 with this proceeding and incorporate into the record of this proceeding the entirety of the record of Docket Nos. 21527 and 24892. Additionally, the Joint Applicants respectfully request that the Commission subsequently sever Docket No. 24892 from this proceeding if the Commission does not ultimately issue an order in this proceeding as provided in Exhibit B hereto, so that a financing order may be issued in that severed docket.

     WHEREFORE, PREMISES CONSIDERED, the Joint Applicants respectfully pray this Honorable Commission to enter orders as set forth in Exhibits A, B, and C(6) granting the relief requested in this Stipulation and to grant them such additional relief not inconsistent therewith to which they are entitled.


----------
(6) Issuance of an order as provided in Exhibit C will be necessary only if the Supreme Court grants the Company's petition for writ of mandamus in Cause No. 01-0547.


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 22

         STIPULATED AND AGREED TO AND RESPECTFULLY SUBMITTED:
                                       WORSHAM FORSYTHE WOOLDRIDGE LLP
                                       Jo Ann Biggs
                                       State Bar No. 02312400
                                       Howard V. Fisher
                                       State Bar No. 07051500
                                       William A. Moore
                                       State Bar No. 00794330
                                       1601 Bryan Street, 30th Floor
                                       Dallas, Texas 75201
                                       Telephone:  214.979.3000
                                       Fax:  214.880.0011


                                       By:  ___/s/ Jo Ann Biggs_______________
                                            Attorneys for TXU Electric Company


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 23

                                       OFFICE OF PUBLIC UTILITY COUNSEL
                                       Suzi Ray McClellan
                                       State Bar No. 16607620
                                       Laurie Pappas
                                       State Bar No. 12128690
                                       Office of Public Utility Counsel
                                       P.O. Box 12397
                                       Austin, Texas 78711-2397
                                       Telephone:  512.936.7500
                                       Fax:  512.936.7520



                                       By:  ___/s/Suzi Ray McClellan_________
                                            Attorneys for the Office of Public
                                                           Utility Counsel


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 24

                                       STAFF OF THE PUBLIC UTILITY
                                       COMMISSION OF TEXAS
                                       Paula Mueller
                                       State Bar No. 09681200
                                       Public Utility Commission of Texas
                                       1701 N. Congress Avenue
                                       P.O. Box 13326
                                       Austin, Texas 78711-3326
                                       Telephone:  512.936.7000
                                       Fax:  512.936.7268



                                       By:  _____/s/Paula Mueller_______
                                            Attorney for Public Utility
                                                Commission Staff and the
                                                Public Interest



        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 25

                                       CITIES SERVED BY TXU ELECTRIC
                                       Geoffrey M. Gay
                                       State Bar No. 07774300
                                       Lloyd Gosselink Blevins Rochelle
                                            Baldwin & Townsend, P.C.
                                       Suite 1800
                                       111 Congress Avenue
                                       Austin, Texas 78701
                                       Telephone: 512.322.5800
                                       Fax: 512.472.0532



                                       By:  ___/s/Geoffrey M. Gay_________
                                            Attorneys for Cities Served by
                                                     TXU Electric


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 26

                                       ANDREWS KURTH MAYOR DAY
                                          CALDWELL & KEETON, LLP
                                       Lino Mendiola, III
                                       State Bar No. 00791248
                                       Suite 1700
                                       111 Congress Avenue
                                       Austin, Texas 78701
                                       Telephone:  512.320.9200
                                       Fax:  512.320.9292



                                       By:  ____/s/Lino Mendiola, III_____
                                            Attorneys for Texas Industrial
                                                Energy Consumers



        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page  27

                                       LAW OFFICE OF JIM BOYLE, PLLC
                                       Jim Boyle
                                       State Bar No. 02795000
                                       1005 Congress Avenue, Suite 550
                                       Austin, Texas 78701
                                       Telephone:  512.474.1492
                                       Fax:  512.474.2507



                                       By:  ___/s/Jim Boyle_____________
                                            Attorneys for Texas Retailers
                                                   Association


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 28

                                       AES New Energy
                                       Vanus J. Priestley
                                       Vice President
                                       1301 Capital of Texas Highway South
                                       Suite A-304
                                       Austin, Texas 78746
                                       Telephone: 512.381.1900
                                       Fax: 512.381.1898



                                       By:  ___/s/Vanus J. Priestley____
                                            Vanus J. Priestley


        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 29

                                       WORSHAM FORSYTHE WOOLDRIDGE LLP
                                       Carolyn Shellman
                                       State Bar No. 18196200
                                       1005 Congress Avenue, Suite 1050
                                       Austin, Texas 78701
                                       Telephone:  512.349.6433
                                       Fax:  512.349.6485


                                       By:  ____/s/Carolyn Shellman____
                                            Attorney for TXU Energy




        STIPULATION AND JOINT APPLICATION FOR APPROVAL THEREOF - Page 30